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EXHIBIT 99.1



AT THE COMPANY                      AT THE FINANCIAL RELATIONS BOARD
Brenda Abuaf                        General Info: Paul Henning or Michael Lawson
Director of Shareholder Services    Analyst Info: Pamela King
(800) 831-4826                      Media Info: Judith Sylk-Siegel
                                    (212) 661-8030



                  RELATED CAPITAL LISTS PUBLIC REIT TO FOCUS ON
                          FINANCING MULTIFAMILY HOUSING

NEW YORK, NY- JULY 1, 1999- Related Capital Company, a leading national real estate financial services firm, today announced the listing of American Mortgage Acceptance Company ("AMAC"), a multifamily real estate investment trust ("REIT") specializing in the origination and acquisition of mortgages. AMAC's shares will be listed on the American Stock Exchange ("AMEX") under the stock symbol "AMC".

AMAC (the "Company") previously existed as a finite-life REIT known as American Mortgage Investors Trust, and was originally sponsored and continues to be managed by affiliates of Related Capital Company. Now a mortgage REIT, the Company will focus much of its efforts on multifamily housing debt origination and acquisition. The Company will initially seek to originate and acquire participating government insured or agency guaranteed multifamily mortgages, Fannie Mae multifamily mortgages for low-income housing tax credit properties and subordinated interests in commercial mortgage-backed securities ("CMBS").

J. Michael Fried, President of Related Capital Company, comments "the shareholder approved restructuring and AMEX listing of AMAC breathes new vitality into the Company. AMAC now has the ability to grow by acquiring new mortgage assets through the use of low levels of leverage and the proceeds of future equity offerings. At the same time, the AMEX listing provides shareholders with an ability to sell their shares on a nationally recognized exchange."

The Company's portfolio is currently comprised of cash, three FHA insured mortgage loans and four GNMA Certificates. AMAC has a net asset value of approximately $58 million, and has approximately 3.8 million shares of beneficial interest outstanding. Principals and affiliates of Related Capital own approximately 1.26% of the Company's outstanding shares.

AMAC provides quarterly distributions to shareholders, based upon the amount of cash available for distribution ("CAD") generated each quarter from operations after giving adequate consideration to the working capital needs of AMAC and industry norms for REITs. Pursuant to federal income tax

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regulations, REITs are generally required to distribute to shareholders at least
95% of the Company's annual taxable income, excluding net capital gains.

The Company is managed by a three-member Board of Trustees, who have delegated day to day management to Related AMI Associates, Inc., an affiliate of Related Capital Company, pursuant to the management agreement. Related Capital Company is a nationwide, fully integrated real estate financial services firm. Since 1972, Related and its affiliates have raised more than $3.8 billion in equity from more than 106,000 investors to acquire a portfolio of more than 900 properties, bonds and mortgages with a value, at cost, of approximately $9 billion.

CERTAIN ITEMS IN THIS PRESS RELEASE MAY CONSTITUTE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE LITIGATION REFORM ACT OF 1995 AND AS SUCH MAY INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESS OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS, INCLUDING WITHOUT LIMITATION THOSE SET FORTH IN AMAC'S SOLICITATION STATEMENT DATED FEBRUARY 11, 1999. SUCH FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE OF THIS PRESS RELEASE. THE COMPANY EXPRESSLY DISCLAIMS ANY OBLIGATION OR UNDERTAKING TO RELEASE PUBLICLY ANY UPDATES OR REVISIONS TO ANY FORWARD-LOOKING STATEMENTS CONTAINED HEREIN TO REFLECT ANY CHANGES IN THE COMPANY'S EXPECTATIONS WITH REGARD THERETO OR CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENT IS BASED.



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